Exhibit 5.1
October 4, 2010
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901
Ladies and Gentlemen:
     We have acted as special counsel for Celgene Corporation, a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of senior debt securities of the Company (the “Senior Debt Securities”).
     We have examined: (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement (the “Prospectus”); (iii) the bylaws of the Company as amended and currently in effect; (iv) the Certificate of Incorporation of the Company, as amended and amended and restated to date; (v) the form of indenture (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and filed as an exhibit to the Registration Statement; and (vii) such other documents as we have deemed necessary or appropriate for purposes of this opinion.
In connection with this opinion, we have assumed that:
(1)	the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture;
(2)	the definitive terms of any Senior Debt Securities offered pursuant to the Registration Statement will have been established in accordance with resolutions of the board of directors of the Company and applicable law;
(3)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;
(4)	a prospectus supplement will have been prepared and filed with the Commission describing the Senior Debt Securities offered thereby;
(5)	all Senior Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and
(6)	a definitive purchase, underwriting or similar agreement with respect to any Senior Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
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October 4, 2010

     Based upon and subject to the foregoing, we are of the opinion that, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance of such Senior Debt Securities, the terms of the offering thereof and related matters; and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor or provided for therein, then the Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.
The opinions expressed herein are qualified in the following respects:
(1)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
(2)	This opinion is limited in all respects to federal laws, the laws of the State of New York and the General Corporation Law of the State of Delaware.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,